EXHIBIT 10.38
                                                                   -------------

                                    AGREEMENT

     This Agreement is made by and between Able Laboratories, Inc. ("Able") and RxBazaar, Inc. (together with its wholly-owned subsidiary RxB, Inc., "RxBazaar"), effective as of September 9, 2002.

     WHEREAS, Able holds 345,333 shares of Series A Preferred Stock, $0.001 par value per share, of RxBazaar (the "Series A Stock") purchased for an original purchase price of $3,700,000;

     WHEREAS, the Series A Stock is entitled, and RxBazaar has been accruing, a "Stated Dividend" thereon in the amount of 8% per annum, pursuant to which RxBazaar accrued an aggregate liability of $405,682 as of June 30, 2002 and has continued to accrue thereafter;

     WHEREAS, Able also holds, as the assignee of the former holders of such securities, promissory notes of RxBazaar in the aggregate principal amount of $2,250,000, together with interest accrued thereon (the "Notes");

     WHEREAS, Able holds 238,000 shares of common stock, $0.001 par value per share, of RxBazaar, Inc. ("RxBazaar Common Stock") and a warrant to purchase 168,000 shares of Common Stock; and

     WHEREAS, the parties wish to confirm certain terms relating to the Stated Dividend payable on the RxBazaar Series A Stock, conversion of securities held by Able, and registration for resale by Able of shares of RxBazaar Common Stock;

     NOW THEREFORE, the parties hereby agree as follows:

     1. PAYMENT OF SERIES A STATED DIVIDEND. Promptly upon the execution and delivery of this Agreement, RxBazaar shall declare and pay to Able the Series A Stated Dividend in shares of Common Stock, as follows: 202,841 shares of RxBazaar Common Stock shall be issued in respect of the Stated Dividend accrued through June 30, 2002, and 37,000 shares shall be issued in respect of the Stated Dividend accrued thereafter during the quarter ending September 30, 2002. The shares of Common Stock referred to in the previous sentence are referred to hereinafter sometimes as the "Dividend Shares." The Dividend Shares shall upon issuance be fully paid and non-assessable.

     2. WAIVER OF FUTURE DIVIDENDS. Able waives, upon receipt of the Dividend Shares referred to in paragraph 1 above, on behalf of itself and any successor in interest or transferee of any Series A Stock, any future dividends on the Series A Stock.

     3. FURTHER AGREEMENT AS TO DIVIDEND SHARES. The parties hereby agree as follows with respect to the Dividend Shares: Able shall notify RxBazaar of its sales of Dividend Shares. Upon reaching gross proceeds equal to the accrued Stated Dividend of $479,862 upon the sale of the Dividend Shares (the "Total Dividend Amount") Able shall return any unsold Dividend Shares to RxBazaar. If, upon the sale of all of the Dividend Shares, Able has not reached gross proceeds equal to the Total Dividend Amount, then RxBazaar shall issue additional shares to Able in a number that, when multiplied by the average market price of the RxBazaar Common

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Stock for the three trading days prior to the date of issuance, will equal the amount by which Able's gross proceeds fall short of the Total Dividend Amount. If Able sells any Dividend Shares, other than in a broker's transaction and at a price below the then-current market price of the RxBazaar Common Stock, then for the purpose of this Paragraph Able shall be deemed to have sold such shares at the then current market price.

     4. AGREEMENTS REGARDING CONVERSION AND REGISTRATION.

     (a) As soon as practicable after the date hereof RxBazaar will register, on a registration statement on Form SB-2 or other appropriate form, the resale by Able of (i) the Dividend Shares; (ii) 345,333 shares of RxBazaar Common Stock issuable upon conversion of the Series A Preferred Stock and (iii) 238,000 shares of RxBazaar Common Stock held by Able.

     (b) Able may convert the principal and accrued interest on the Notes into shares of RxBazaar Common Stock at the average closing bid price of the RxBazaar Common Stock for the three trading days preceding the date of conversion by Able. RxBazaar also agrees, upon Able's request after the effective date of the registration statement referred to in Paragraph 4(a) above, to register, on a registration statement on Form SB-2 or other appropriate form, the resale by Able of the shares of RxBazaar Common Stock issuable upon conversion of the Notes. RxBazaar agrees that Able shall also have so-called "piggyback" registration rights respecting the shares of RxBazaar Common Stock issuable upon conversion of the Notes in the event that RxBazaar files a registration statement under the Securities Act, other than the registration statement referred to in Paragraph 4(a) above, on which the resale of such shares could be registered. However, RxBazaar may cut back or eliminate the Able shares from a piggyback registration statement if including such Able shares would violate RxBazaar's obligations to a third party or if RxBazaar or the underwriter or primary selling stockholder in the offering reasonably determines that including such shares in the offering could jeopardize the likelihood of an orderly offering of the shares.

     (c) Able agrees to sell the Dividend Shares and settle any amounts pursuant to Paragraph 3 above before selling any other shares of RxBazaar Common Stock.

     5. LOCK-UP

     Able agrees that, in connection with any public offering by RxBazaar that does not include any shares registered for Able as a selling stockholder, it will be subject to any lock-up that RxBazaar's officers and directors are subject to.

     6. LIMITATION ON CONVERSION

     Able shall not be entitled to convert or exercise any security of RxBazaar convertible into or exercisable for shares of RxBazaar Common Stock, including without limitation any options, warrants, Notes or Series A Preferred Stock ("RxBazaar Convertible Securities"), unless and until such time as it beneficially owns (as determined in accordance with Section 13(d) of the Securities Exchange Act and the rules thereunder) less than 4.9% of the then issued and outstanding shares of RxBazaar Common Stock, and thereafter Able shall not be entitled to convert or exercise any RxBazaar Convertible Securities if and to the extent that such conversion or exercise would result in Able beneficially owning (as determined in

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

accordance with Section 13(d) of the Securities Exchange Act and the rules thereunder) in excess of 4.9% of the then issued and outstanding shares of RxBazaar Common Stock, including shares issuable upon conversion or exercise of such RxBazaar Convertible Securities held by Able after application of this Paragraph. Nothing contained herein shall be deemed to restrict the right of Able to convert or exercise any RxBazaar Convertible Securities at such time as such conversion will not violate the provisions of this Paragraph. The provisions of this Paragraph may be waived by Able upon not less than 75 days prior written notice to RxBazaar, whereupon the provisions of this Paragraph shall continue to apply until such 75th day (or such later date as may be stated in the notice of waiver).

     If Able should deliver an exercise or conversion notice for any RxBazaar Convertible Securities that would result in the issuance of securities in excess of the amount permitted hereunder, RxBazaar shall notify Able of this fact, and shall honor the conversion for the maximum number of shares of such convertible security permitted to be converted on such date in accordance with the terms of this Agreement and return the excess RxBazaar Convertible Securities to Able.

     8. GENERAL

     (a) To the extent that any provision of this Agreement conflicts with any previous agreement respecting registration and conversion of any RxBazaar Convertible Securities, including without limitation the relevant provisions of the Amended and Restated Loan Agreement dated February 23, 2001 and the related documents entered into in connection therewith (the "Loan Agreements") and the Series A Stock Purchase Agreement dated February 15, 2001 and the related documents entered into in connection therewith (the "Series A Agreements"), then the provisions of this Agreement shall be deemed to control, and each other such agreement is hereby amended to the extent necessary to conform to the terms and conditions stated herein. Except as superseded or amended hereby, the Loan Agreements and the Series A Agreements will continue in effect pursuant to their respective terms.

     (b) Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:00 p.m. (Boston time) on a Business Day,
(ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 5:00 p.m. (Boston time) on any date and earlier than 11:59 p.m. (Boston time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth below such party's signature on the signature page to this Agreement or such other address as may be designated in writing hereafter, in the same manner, by such party.

     (c) No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by each of Able and RxBazaar or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be

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

deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     (d) This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other, except that Able may assign its rights and obligations under the Loan Agreements or the Series A Agreements to any assignee of the Notes or the Series A Stock.

     (e) The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of RxBazaar and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of The Commonwealth of Massachusetts, without regard to the principles of conflicts of law thereof.

     (f) In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.



                                           ABLE LABORATORIES, INC.

                                           By: /s/ Dhananjay G. Wadekar
                                               ----------------------------
                                                Dhananjay G. Wadekar
                                                President


                                           RXBAZAAR, INC.

                                           By: /s/ C. Robert Cusick
                                               ----------------------------
                                                C. Robert Cusick
                                                Chief Executive Officer






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